Exhibit 10.6

FIRST AMENDMENT

TO THE

TWO RIVER COMMUNITY BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

DATED JANUARY 1, 2012

FOR

A. RICHARD ABRAHAMIAN

THIS SECOND AMENDMENT is executed as of the 1st day of June, 2013, by and between Two River Community Bank, a New Jersey-chartered commercial bank, the principal address of which is 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724, and A. Richard Abrahamian (the “Executive”).

WHEREAS, Two River Community Bank and the Executive executed that certain Supplemental Executive Retirement Agreement (the “Agreement”) dated January 1, 2012; and

WHEREAS, Two River Community Bank and the Executive wish to amend the Agreement by the execution and delivery of this First Amendment.

NOW, THEREFORE, the Agreement is amended as follows:

Section 1.4 of the Agreement shall be deleted in its entirety and replaced by the following:

1.4           “Change in Control” means the occurrence of any of the following events:

(a)  The sale or disposition by Two River Bancorp (“TRB”) of all of its stock in Two River Community Bank (“TRCB”), or the sale or disposition by TRCB of substantially all of its assets;

(b)  The acquisition of voting common capital stock of TRB in a single transaction or a series of interdependent transactions as a result of which the acquirers actually own or control common capital stock representing the right to cast at least a majority of the votes which could, without giving effect to any change in the capital structure of TRB which occurs subsequent to the consummation of such transaction or series of transactions, be cast at the next regular meeting of shareholders; or

(c)  A merger, consolidation or other reorganization of either, or both of, TRB or TRCB as a result of which as least a majority of the Board of Directors of the surviving entity are not Continuing Directors. “Continuing Directors” shall be those individuals who are directors of TRB or TRCB, as the case may be, at such time as the plan of merger, consolidation or other reorganization is approved by the board of directors of TRB or TRCB.

IN WITNESS WHEREOF, the Bank and the Executive hereby execute this Second Amendment.

EXECUTIVE:	TWO RIVER COMMUNITY BANK

/s/ A. RICHARD ABRAHAMIAN	By:	/s/ WILLIAM D. MOSS
A. Richard Abrahamian		William D. Moss
Chief Executive Officer